As filed with the Securities and Exchange Commission on January 31, 2001.

Registration No. 333-47242

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No.1 on Form S-8
to Registration Statement on Form S-4
under
The Securities Act of 1933

First Community Bancorp
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0885320 (I.R.S. Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)

PROFESSIONAL BANCORP, INC. 1990 AMENDED AND RESTATED STOCK OPTION PLAN
PROFESSIONAL BANCORP, INC. 1992 STOCK OPTION PLAN
PROFESSIONAL BANCORP, INC. 1998 STOCK OPTION PLAN
PROFESSIONAL BANCORP, INC. 2000 NON-QUALIFIED STOCK OPTION PLAN
(Full title of the plans)

Arnold C. Hahn Executive Vice President and Chief Financial Officer First Community Bancorp 2310 Camino Vida Roble, Suite B Carlsbad, California 92009 (760) 476-5400	COPY TO: Stanley F. Farrar Sullivan & Cromwell 1888 Century Park East, Suite 2100 Los Angeles, California 90067 (310) 712-6600
(Name, address and telephone number, including area code, of agent for service)

          This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of the common stock, no par value (the “Shares”), of First Community Bancorp (the “Registrant”) that may be issued by the Registrant under the plans identified above. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on October 3, 2000 (File number 333-47242). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of this Form S-8 have been or will be sent or given to participants in the Professional Bancorp, Inc. 1990 Amended and Restated Stock Option Plan, 1992 Stock Option Plan, 1998 Stock Option Plan and 2000 Non-Qualified Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant’s principal executive offices and available without charge, upon written or oral request to Arnold C. Hahn, Executive Vice President and Chief Financial Officer, First Community Bancorp, 6110 El Tordo, Rancho Santa Fe, California 92067. Telephone requests may be directed to Arnold C. Hahn at (858) 756-3023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

                   The following documents are incorporated by reference in this Registration Statement:

                   (a)       the prospectus included as part of the registration statement on Form S-4 (File No. 333-47242) in the form in which it was filed on November 6, 2000, including but not limited to the description of the Registrant’s common stock contained therein;

                   (b)       Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000; and

                   (c)       Current Reports on Form 8-K dated June 9, 2000 and January 31, 2001.

                   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

                   Not applicable.

Item 5.       Interests of Named Experts and Counsel.

                   Not applicable.

Item 6.       Indemnification of Directors and Officers.

                   Section 317 of the California General Corporation Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Fifth, subparagraph (a) of the Registrant’s articles of incorporation provides for elimination of liability for monetary damages of its directors, and Article Fifth, subparagraph (b) of the Registrant’s articles of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.       Exemption from Registration Claimed.

                   Not applicable.

Item 8.       Exhibits.

                   See Exhibit Index.

Item 9.      Undertakings.

                   (a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b)      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                   (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Santa Fe, California, on January 31, 2001.

FIRST COMMUNITY BANCORP
By:	/s/ Arnold C. Hahn

Arnold C. Hahn Executive Vice President and Chief Financial Officer

                 KNOW ALL PERSONS BY THESE PRESENTS, that Gene F. Gaines, whose signature appears below, constitutes and appoints Arnold C. Hahn, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 31, 2001.

        Signature                            Capacity

            *                      Director, President and Chief Executive
--------------------------------   Officer (Principal Executive Officer)
Matthew P. Wagner

  /s/ Arnold C. Hahn               Executive Vice President and Chief Financial
--------------------------------   Officer (Principal Financial Officer)
Arnold C. Hahn

            *                      Director and Chairman of the Board
--------------------------------
John M. Eggemeyer

  /s/ Arnold C. Hahn               Executive Vice President and Chief Financial
--------------------------------   Officer (Principal Accounting Officer)
Arnold C. Hahn

            *                      Director
--------------------------------
William T. Powers

            *                      Director
--------------------------------
Robert A. Schoellhorn

            *                      Director
--------------------------------
Dale E. Walter

            *                      Director
--------------------------------
David S. Williams

            *                      Director
--------------------------------
James A. Boyce

           *                       Director and Secretary
--------------------------------
Robert E. Herrman

            *                      Director
--------------------------------
Paul I. Stevens

            *                      Director
--------------------------------
Robert A. Stine

  /s/ Gene F. Gaines               Director
--------------------------------
Gene F. Gaines

*  By: /s/ Arnold C. Hahn
      --------------------------
          Attorney-in-Fact

EXHIBIT INDEX

Exhibits	Description and Method of Filing
5.1	Opinion of Sullivan & Cromwell.*
23.1	Consent of KPMG LLP (filed herewith).
23.3	Consent of Moss Adams LLP (filed herewith).
23.4	Consent of Sullivan & Cromwell (included in Exhibit 5.1).
24	Powers of Attorney.*
99.1	Professional Bancorp, Inc. 1990 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 28.A to Amendment No. 1 of the annual report on Form 10-K/A for the period ended December 31, 1990 filed by Professional Bancorp, Inc.).
99.2	Professional Bancorp, Inc. 1992 Stock Option Plan (incorporated by reference to Exhibit A to the 1992 proxy statement on Schedule 14A filed by Professional Bancorp, Inc.).
99.3	Professional Bancorp, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit A to the 1998 proxy statement on Schedule 14A filed by Professional Bancorp, Inc.).
99.4	Professional Bancorp, Inc. 2000 Non-Qualified Stock Option Plan (filed herewith).

* Previously filed.